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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A)(No. 33-84762) of WT Mutual Fund of our reports dated August 3, 2001, included in the 2001 Annual Reports to shareholders.


/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 25, 2002